Exhibit 99.1

MasterCraft Boat Holdings, Inc., Names Brightbill CEO

Board Chair and Industry Veteran Frederick Brightbill Transitions from Interim to Permanent Chief Executive Officer Role

Board Member Roch Lambert Named Lead Independent Director

VONORE, Tenn. – December 3, 2019 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (the “Company”), parent entity of MasterCraft, NauticStar and Crest, today announced that its Board of Directors has named current Board Chair and Interim Chief Executive Officer (CEO), Frederick A. Brightbill, as the Company’s new permanent CEO, effective immediately. Brightbill assumed the role of Interim CEO following Terry McNew’s resignation in October 2019.

Concurrently, Roch Lambert, CEO of Curt Group, an automotive product aftermarket manufacturer and distributor, was named as Lead Independent Director of MasterCraft’s Board of Directors. He has served on the Company’s Board since 2016. Lambert has held many positions in the recreational boating industry, including CEO of Rec Boat Holdings and various positions with Bombardier U.S. Inc.

Said Lambert, “On behalf of the Board and the entire organization, I’m excited to announce that Fred is assuming leadership at MasterCraft. After reviewing the business and in discussions with the Board, it was clear that Fred possesses the intimate Company knowledge, deep industry experience and leadership skills to grow and advance MasterCraft. Together with the Company’s long-tenured leadership team, and seasoned and dedicated employees, we’re confident that he will continue to drive MasterCraft’s culture of innovation, market leadership, operational excellence and continuous improvement.”

Brightbill, a boating industry veteran, has served as a member of the Company’s Board of Directors since 2009, and was elected Chairman in 2015 concurrent with MasterCraft’s Initial Public Offering. Previously, he formed the Brunswick Corporation Aluminum Boat Group and has held various leadership roles at Mercury Marine, including President of the Outboard Business Unit and Integrated Operations Division. He graduated with a B.S. in Finance from the University of Illinois at Urbana-Champaign with high honors and received his M.B.A. from the University of Chicago.

Said Brightbill, “I’m humbled and honored to take on the CEO role at MasterCraft. This is a great Company with a revered legacy in the performance sport boat industry. Throughout the organization, we remain bullish on the long-term prospects of both the markets we serve and the brands we own. I look forward to taking MasterCraft to the next level in its evolution.”

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its four brands, MasterCraft, NauticStar, Crest and Aviara. Through these four brands, MasterCraft Boat Holdings has leading market share positions in three of the fastest growing segments of the powerboat industry – performance sport boats, outboard saltwater fishing and pontoon boats – while entering the large, growing luxury day boat segment. For more information about MasterCraft Boat Holdings, and its four brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.NauticStarBoats.com, www.CrestPontoonBoats.com, and www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning our executive transition and long-term prospects.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful integration of Crest Marine, LLC into our business, recent changes to U.S. federal income tax law, the overall impact and interpretation of which remain uncertain, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2019 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

IR CONTACTS:

George Steinbarger

MasterCraft Boat Holdings, Inc.

Vice President, Business Development

(423) 884-7141

George.Steinbarger@mastercraft.com

Matt Sullivan

Padilla

(612) 455-1709

Matt.Sullivan@padillaco.com